Exhibit 3.16

ARTICLES OF AMENDMENT

TO ARTICLES OF INCORPORATION OF

TANDY ELECTRONICS JAPAN CORPORATION

Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned adopts the following Articles of Amendment to its Articles of Incorporation

ARTICLE ONE

The name of the corporation is Tandy Electronics Japan Corporation.

ARTICLE TWO

The following amendment to the Articles of Incorporation was adopted by the sole shareholder of the corporation on April 15, 1997. The amendment changes the name of the corporation

The amendment deletes ARTICLE ONE of the Articles of Incorporation in its entirety and substitutes in lieu thereof the following so that, as amended, said ARTICLE ONE shall read in its entirety as follows

“ARTICLE ONE

The name of the corporation is ITC Services, Inc.”

ARTICLE THREE

The number of shares of the corporation outstanding at the time of the adoption was 2,500, and the number of shares entitled to vote on the amendment was 2,500

ARTICLE FOUR

The holders of all of the shares outstanding and entitled to vote on the amendment have signed a consent in writing adopting the amendment

Dated. April 15, 1997

Tandy Electronics Japan Corporation

By:	/s/ D. H. Hughes
D. H. Hughes President

CERTIFICATE OF

ASSISTANT SECRETARY OF

TANDY ELECTRONICS JAPAN CORPORATION

I, Jim Sheets, the duly elected and qualified Assistant Secretary of Tandy Electronics Japan Corporation, a Texas corporation (the “Corporation”), do hereby certify that the attached is a true and complete copy of the Certificate of Amendment for Tandy Electronics Japan Corporation, formerly Tandy International DISC, Inc., Charter Number 00326875, with Articles of Amendment attached thereto, as filed with and issued by the Secretary of State of the State of Texas on December 7, 1990, effecting the change of the Corporation’s name from Tandy International DISC, Inc. to Tandy Electronics Japan Corporation, that the name of the Corporation remains as Tandy Electronics Japan Corporation and that the Corporation, its shareholder, board of directors and officers have taken no action the change the present name of the Corporation.

IN WITNESS WHEREOF, I have hereunto set my hand this 9th day of January, 1991.

/s/ Jim Sheets
Jim Sheets Assistant Secretary

Sworn to and subscribed before me, Monica Ledbetter, a Notary Public in and for the State of Texas, United States of America, this 9th day of January, 1991.

/s/ Monica Ledbetter
Monica Ledbetter Notary Public